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                                                                    EXHIBIT 23.1



                    Report of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation of our reports dated February 5, 1998 (except for the matters discussed in Notes A and J as to which the dates are May 11, 1998 and March 30, 1998, respectively) incorporated by reference in this Form 8-K/A into the Company's previously filed Registration Statement File No. 333-58823.



                                          Arthur Andersen LLP


Boston, Massachusetts
September 24, 1998